UNITED STATES	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): __________________

Solar Acquisition Corp.
(Exact name of registrant as specified in its charter)

FLORIDA
State or Other Jurisdiction of Incorporation

000-24835	20-5080271
(Commission File Number)	(IRS Employer Identification Number)

215  Dino Drive, Ann Arbor, MI 48103
(Address of principal executive offices) (Zip Code)

(734) 320-7628
Registrant’s telephone number, including area code
_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of April  6, 2011, under the authority of sections 2.1 and 2.2 of the Bylaws of Solar Acquisition Corp, (the “Company”), the Board of Directors, through unanimous consent, changed the number of Directors to be five (5) and appoints Mr. Daryl Bassett and Mr. Joseph Keppeln as members of the Board of Directors to serve in accordance with the Bylaws of the Company.

Furthermore, on April 6, 2011, by written consent of the Board of Directors, Mr. Joseph Keppeln and Mr. Jose Campaña  has been appointed as Vice President of Business Development and Chief Engineer of Solar Acquisition Corp, (the ”Company”), respectively.  In addition, Mr. Peter Klamka has stepped down as President of the Company and has been replaced by Mr. Daryl Bassett.  Mr. Klamka shall remain an officer of the Company as Vice President of Corporate Development.

Familial Relationships

There are no familial relationships between either Mr. Keppeln, Mr. Campaña, or Mr. Bassett and the Company.

Biographical Information

Joseph Keppeln
Mr. Keppeln has worked with Solar Teyin, S.L. since its founding in 2005. Mr. Keppeln previously served as President of Euroaranz and held various positions with Hitachi European Head Office in the design and technology development of consumer electronics. He has worked in renewable energies since 2004 with AmSolar in the installation of thermal and solar electrical solutions; his experience has been with some of Europe’s leading firms including Kingfisher, SAP, and Manugistics. Mr. Keppeln studied Managerial and Administrative Science at Aston University in Birmingham, England.

Jose Campaña
Mr. Campaña began his career working with two of the world’s leading engineering and energy firms: AEG and General Electric. He later served as the main developer of the engineering and research department for ATYC, Inc. In 2002, Mr. Campaña founded his own engineering and research firm and introduced to the Spanish market the first solar products produced by MSK (Sharp) and Symphony. In 2004, Mr. Campaña founded Solar Teyin and Teyin Mecancical Ingenering.  Solar Teyin was engaged in competitive research analysis for Hyundai Heavy Industries Ltd. in order to establish the firm’s renewable energy department. Mr. Campaña researched the loss of energy efficiency and the long term quality life cycle of competitor PV modules. He developed Hyundai’s PV module, designed the manufacturing process, and established the factory facilities. In 2007, Mr. Campaña became the president of Hyundai Heavy Industries Iberica, S.A. which focuses on the creation of new technologies in renewable energies.

Daryl Bassett
Prior to joining Solar Acquisition Corp sat as President of Clean Power, Inc. since February 2009.  Prior, Mr. Bassett sat as a Commissioner on the Arkansas Public Service Commission as an appointee of former Governor Mike Huckabee, from 2003 until 2009.  During his tenure with the Arkansas Public Service Commission, Mr. Bassett also was a member of the National Association of Regulators Utilities Commissioners (NARUC).  As a member of the NARUC, Mr. Bassett held several titles including, Chairman of the NARUC Committee on Finance and Technology, Vice Chairman of the NARUC Investment Council and Vice Chairman of the NARUC Legislative Affairs Task Force.  Mr. Bassett also has a worked in collaborating state and federal efforts as a member of the Federal Communications Commission (FCC) Federal Task Force on Accounting, as Chairman of the FCC Task Force on Diversity in Telecommunications, and as Vice President of the Southeastern America Association of Regulatory Utility Commissioners.  Prior to his work with the Public Service Commission, Mr. Bassett also worked as Arkansas Governor’s State Budget Director from 2001 to 2003 and the Governor’s Chief Policy Advisor from 1999 to 2001.  As a graduate of Harding University in 1978 with a degree in Business and Public Administration, Mr. Bassett joined the Urban League of Arkansas as Business Manager in 1979.  In 1985, Mr. Bassett joined Merrill Lynch Fenner and Pierce as an investment banker and broker until he entered the public sector and the Arkansas Department of Higher Education in 1995.

Ownership of Certain Directors and Management

Although there is no change in the beneficial owners of the Company, the Company hereby discloses the equity holdings of Mr. Keppeln, Mr. Campaña, Mr. Bassett and Mr. Klamka as members of the Board of Directors and/or management as follows:

Manager	Shares	% of Ownership*
Joseph Keppeln	750,000	3.99%
Jose Campaña	750,000	3.99%
Daryl Bassett	750,000	3.99%
Barton PK, (1)	1,000,000	4.88%
*Percentage is based on 20,492 834 shares outstanding as of April 6, 2011.
(1) Peter Klamka, is a Director and officer of Solar Acquisition Corp., is the manager of Barton PK, LLC.

Litigation

During the past ten years, neither Mr. Mr. Keppeln, Mr. Bassett, Mr. Campaña, nor Mr. Klamka has been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or
iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

Neither Mr. Keppeln, Mr. Campaña, Mr. Bassett, nor Mr. Klamka is a party to any material plan, contract or arrangement (whether or not written) to which a covered officer is a party or in which he or she participates that is entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ACQUSITION CORP.
Date: April 13, 2011	(Registrant)

/s/Peter Klamka
Peter Klamka
Director

*Print name and title of the signing officer under his signature.